DELAWARE GROUP TAX FREE FUND

Registration No. 811-03850
FORM N-SAR
Semi-Annual Period Ended February 29, 2012

SUB-ITEM 77Q.1: Exhibits

Exhibit Reference

77.Q.1(e) Investment Management Agreement (January 4, 2010) by and between
Delaware Group Tax Free Fund and Delaware Management Company, a
series of Delaware Management Business Trust, attached as Exhibit.
WS: MFG_Philadelphia: 858860: v1
WS: MFG_Philadelphia: 858860: v1